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                                                                      EXHIBIT 11

                                  AMSURG CORP.
                               EARNINGS PER SHARE
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

The following is a reconciliation of the numerator and denominators of basic and diluted earnings per share (in thousands, except per share amounts):

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
                                                                                                     PER
                                                                     EARNINGS         SHARES        SHARE
                                                                    (NUMERATOR)    (DENOMINATOR)    AMOUNT
                                                                    -----------    -------------    ------
For the three months ended March 31, 2005:
     Net earnings from continuing operations per common
        share (basic)...............................................   $  8,652           29,451    $ 0.29
     Effect of dilutive securities options..........................          -              573
                                                                       --------          -------

           Net earnings from continuing operations per
                 common share (diluted).............................   $  8,652           30,024    $ 0.29
                                                                       ========          =======

     Net earnings per common share (basic)..........................   $  8,652           29,451    $ 0.29
     Effect of dilutive securities options..........................          -              573
                                                                       --------          -------

           Net earnings per common share (diluted)..................   $  8,652           30,024    $ 0.29
                                                                       ========          =======

For the three months ended March 31, 2004:
     Net earnings from continuing operations per common
        share (basic)...............................................   $  7,870           30,158    $ 0.26
     Effect of dilutive securities options..........................          -              674
                                                                       --------          -------

           Net earnings from continuing operations per
                 common share (diluted).............................   $  7,870           30,832    $ 0.26
                                                                       ========          =======

     Net earnings per common share (basic)..........................   $  9,620           30,158    $ 0.32
     Effect of dilutive securities options..........................          -              674
                                                                       --------          -------

           Net earnings per common share (diluted)..................   $  9,620           30,832    $ 0.31
                                                                       ========          =======
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